Exhibit 21.1

List of Florida Community Bank, National Association subsidiaries:

NAME OF ENTITY	STATE OF INCORPORATION
137th Avenue Property Holdings LLC	DE
BFG Real Estate Holdings, Inc.	FL
BFG Land Holdings, Inc.	FL
Serenity Bay, Inc.	FL
GFB Courthouse Holdings, Inc.	FL
Bryan Road II, Inc.	FL
Treasure Coast Holdings, Inc.	FL
FCB Central Holdings LLC	DE
FCB Commercial Land Holdings LLC	DE
FCB Corkscrew Road LLC	DE
FCB DBS Holdings LLC	DE
FCB Hotel LLC	DE
FCB FP Commercial Holdings LLC	DE
FCB FP Residential Holdings LLC	DE
FCB FP Land Holdings LLC	DE
FCB Fort Pierce Marina LLC	DE
FCB Keys Country LLC	DE
FCB Franklin Arms LLC	DE
FCB Lake Holdings LLC	DE
FCB Lucky Lanes LLC	DE
FCB Palm Beach Holdings, LLC	DE
FCB Participated Holdings LLC	DE
FCB REO Assets LLC	DE
FCB REO Dept. LLC	DE
FCB REO Florida Holdings LLC	DE
FCB REO Commercial LLC	DE
FCB REO Holdings LLC	DE
FCB REO Investments LLC	DE
FCB REO Land LLC	DE
FCB REO Properties LLC	DE
FCB REO Real Estate LLC	DE
FCB Restaurant Holdings LLC	DE
FCB SW Holdings LLC	DE
FCB Tampa Bay Holdings LLC	DE
FCB Tampa Office Holdings LLC	DE
FCB Treasure Coast LLC	DE
FCB Truss Plant LLC	DE
HLP Commercial Holdings LLC	DE
PAB 1st Petroleum Holdings LLC	DE
PAB Cape Coral Holdings LLC	DE

NAME OF ENTITY	STATE OF INCORPORATION
PAB Commercial Holdings LLC	DE
PAB Keys Holdings LLC	DE
PAB Landings LLC	DE
PAB Legendary Holdings LLC	DE
PAB Realty LLC	DE
PAB Regatta Bay Holdings LLC	DE
PAB Residential Holdings LLC	DE
PAB Shell Rock Holdings LLC	DE
Peninsula Property Holdings, Inc.	FL
Peninsula Property Holdings, LLC	DE
Peninsula Property Holdings II, LLC	DE
Peninsula Property Holdings III, LLC	DE
Peninsula Property Holdings IV, LLC	DE
Peninsula Property Holdings V, LLC	DE
Peninsula Property Holdings VI, LLC	DE
Peninsula Property Holdings VII, LLC	DE
Peninsula Property Holdings IX, LLC	DE
Peninsula Property Holdings X, LLC	DE
Peninsula Property Holdings XI, LLC	DE
Pineview Marketing LLC	FL